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                            FACSIMILE (513) 579-6956

                                                                       EXHIBIT 5

                                 April 17, 1996



Direct Dial:  (513) 579-6411




The Standard Register Company
600 Albany Street
Dayton, Ohio  45408

Gentlemen:

         We have examined the corporate records and proceedings of The Standard Register Company (the "Corporation") with respect to:

         1. The organization of the Corporation;

         2. The legal sufficiency of all corporate proceedings of the Corporation in connection with the creation and issuance of all of the present outstanding and issued Common Shares of the Corporation;

         3. The legal sufficiency of all corporate proceedings taken in connection with the authorization of the issuance of up to 1,000,000 shares of Common Stock to be issued under the Corporation's Dividend Reinvestment and Common Stock Purchase Plans pursuant to Registration Statements filed with the Securities and Exchange Commission.

         Based upon such examination, we are of the opinion:

         1. That the Corporation is a duly organized and validly existing corporation under the laws of the State of Ohio; and
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The Standard Register Company
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April 17, 1996



         2. That the Corporation has taken all necessary and required corporate action in connection with the proposed issuance of the aforesaid 1,000,000 shares of Common Stock and that when issued, delivered and paid for, the aforesaid 1,000,000 shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Corporation free of any claim of pre-emptive rights.

         We hereby consent to be named in the Registration Statements and the Prospectus parts thereof as the attorneys who will pass upon legal matters in connection with the aforesaid Common Stock and to the filing of this opinion as an exhibit to the Registration Statement, and furthermore consent to all references made to this firm in the Registration Statement.

                                                 Yours truly,

                                                 KEATING, MUETHING & KLEKAMP



                                                 BY:/s/Gary P. Kreider
                                                    ------------------------
                                                       Gary P. Kreider